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2 Disclaimer Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimateswill prove accurate in whole or in part. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.” Non-GAAP Financial Measures This presentation contains adjusted gross profit, adjusted operating loss and adjusted net loss, which are non-GAAP financial measures. Adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Adjusted operating loss is GAAP operating loss as adjusted for non-cash stock-based compensation expense included in cost of revenues and operating expense . Adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in on valuation of warrant liabilities and convertible notes. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non- GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. In addition, our presentation of adjusted gross profit, adjusted operating loss and adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financialmeasure to evaluate our business.

3Quarter Focus – Work towards U.S. financing, operational efficiency, continue customer growth and expansion. Q1 2024 Overview Record First Quarter 21.2% Q1 Gross Margin $81M Q1 Revenue APAC (ex. China) Revenue $23M >600% increase Y/Y EMEA Revenue $29M >180% increase Y/Y Adj. Gross Margin +9.1 percentage points Y/Y Revenues 73% increase Y/Y

Q 1 2 0 2 4 H I G H L I G H T S

Robust Q1 Revenue Growth

Expanding Commercial Vehicle Reach

Successes	Challenges	Q1 2024 Key Stats
▪ Expanding commercial vehicle footprint in the Americas and Europe. ▪ Continued OEM customer production ramp ups. ▪ Additional prototype developments underway.	▪ Current market sentiment towards clean tech companies. ▪ U.S. financing hurdles for our Clarksville facility.	**$81.4M** Revenue **$348M** Backlog **73%** Y/Y Revenue Growth **22.6%** Adj. Gross Margin

HIGHLIGHTS

- Entered partnership with German Commercial Vehicle OEM Enginius
- Tapped into Canadian commercial vehicle market
- Gen 4 product delivery to leading American LCV OEM, ramp-up expected in Q2

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6 Business Developments Growing New Markets OEM Vehicle Battery Type Highlights First prototype orders received, discussing next project with Tier 1. e-Trailer HpCO-53.5Ah Gen 4 MV-B/C pack HpCO 53.5Ah Gen 4 MV-C pack Production underway, volume ramp up starts May 2024. Speciality Vehicle HpCO-53.5Ah Gen 4 MV-C pack First prototype orders received, demo vehicle debut at IAA Hannover 2024. Fuel Cell Truck U.S. Leading CV OEM Confidential Global Leading CV Tier 1 Confidential

Q 1 2 0 2 4 F I N A N C I A L S

8 Q1 2024 P&L ($ in thousands) Three-Months Ended Mar. 31 GAAP Income Statement Y/Y (%)20242023 73%81,35146,973Revenue 52%(64,126)(42,115)Cost of revenues 255%17,2254,858Gross Profit 105%21.2%10.3%Gross Margin 17%(23,794)(20,385)General and administrative expenses 6%(11,492)(10,861)Research and development expenses 12%(5,591)(4,988)Selling and marketing expenses 13%(40,877)(36,234)Operating expense 594%53477Subsidy Income -26%(23,118)(31,299)Operating loss 147%4217Change in fair value of warrant liability -202%(1,749)1,711Others -16%(24,825)(29,571)Loss before income tax 00Income tax -16%(24,825)(29,571)Net loss 010Less: net income attributable to noncontrolling interests -16%(24,825)(29,581)Net loss attributable shareholders

Q1 2024 Adjusted Financials – Non-GAAP

($ in thousands)

	Three-Months Ended Mar. 31	
	2023	2024
Revenue	46,973	81,351
Adjusted Cost of sales (non-GAAP)	(40,611)	(62,988)
Adjusted gross (loss) / profit (non-GAAP)	**6,362**	**18,363**
Adjusted gross margin (non-GAAP)	13.5%	22.6%
Adjusted Operating Expense	(19,817)	(30,148)
Adjusted Operating Loss (non-GAAP)	**(13,378)**	**(11,251)**
Adjusted Net Loss (non-GAAP)	**(11,667)**	**(13,000)**

Cost of Sales Adjustments	Three-Months Ended Mar. 31	
	2023	2024
Non-Cash Settled SBC	1,504	1,138

Operating Expense Adjustments	Three-Months Ended Mar. 31	
	2023	2024
Non-Cash Settled SBC	16,417	10,729

Net Loss Adjustments	Three-Months Ended Mar. 31	
	2023	2024
Fair Value Changes	(17)	(42)

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10 Q1 2024 Revenue by Region ($ in thousands) Three-Months Ended Mar. 31 Revenue by region Y/Y %20242023 640%23,2943,149APAC (Ex. China) -17%27,19232,612China 184%28,92110,185EMEA 89%1,9441,027USA 73%81,35146,973Total Three-Months Ended Mar. 31 APAC (Ex. China), 7% China, 69% EMEA, 22% USA, 2% 2023 APAC (Ex. China), 29% China, 33% EMEA, 36% USA, 2% 2024

O U T L O O K

12 Global Remain focused on fulfilling planned expansion and growth. 2024 Core Focus – Maintain revenue growth and margin profile as catalysts to improved liquidity and route to breakeven. Q2 2024 Outlook $90-98M Q2 Revenue Guidance 20-30% Anticipated Q2 Revenue Growth Y/Y APAC 20-25% Targeted Gross Margin Targeting market share growth in Southeast Asian markets and continued R&D progress. Huzhou facility delivering 48Ah & 53.5Ah cells to customers. EMEA Expected to deliver prototypes to new commercial vehicle customers, embarking on additional projects. Q2 Revenue anticipated to grow more than double Y/Y. Americas Exploring new commercial vehicle markets in Canada. Targeting positive adjusted EBITDA contributions from APAC and EMEA in 2024. Profitability focus driving regional efficiency and growth.